Exhibit 99.1

Contacts:	Norman Black, Public Relations 404-828-7593 Teresa Finley, Investor Relations 404-828-7359
UPS GENERATES SOLID
2nd QUARTER RESULTS
Export Revenue Rises 14%; LTL Shipments Climb 12%
     ATLANTA, July 24, 2007 — UPS (NYSE:UPS) today reported a solid 7.2% increase in diluted earnings per share for the second quarter to $1.04 on a 3.9% gain in revenue. Strong performance by the international package segment and encouraging trends in supply chain and freight overcame a challenging U.S. small package market.
     International export revenues jumped 14% on double-digit volume growth. UPS Freight less-than-truckload (LTL) revenue climbed 10.5% on a 12% increase in shipments.
     “The company’s total performance reflects the benefits of our truly global network,” said Mike Eskew, UPS’s chairman and CEO. “Strong gains in our international package segment offset a lack of growth in the U.S. business. We’re also executing well in our supply chain and freight business and are pleased with the profit improvements in this segment. We remain confident in the long-term growth prospects that the dynamic global marketplace offers UPS.”

Consolidated Results	2Q 2007		2Q 2006
Revenue	$12.19	B	$11.74	B
Operating profit	$1.77	B	$1.70	B
Operating margin	14.5%		14.4%
Average volume per day	15.03	M	14.97	M
Diluted earnings per share	$1.04		$0.97
     For the three months ended June 30, 2007, net income rose 4.1% to $1.1 billion. Operating margin increased to 14.5% with improvements in both the international package and supply chain and freight segments.
Cash Position
     UPS closed the quarter with $2.1 billion in cash and marketable securities. For the first six months, UPS also:
•	Exceeded $2.3 billion in free cash flow.

•	Purchased 21 million shares, reducing total shares outstanding by 1.7%.

•	Paid $1.3 billion in dividends.

•	Invested $1.2 billion in capital expenditures.
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U. S. Domestic Package	2Q 2007		2Q 2006
Revenue	$7.58	B	$7.46	B
Operating profit	$1.19	B	$1.23	B
Operating margin	15.7%		16.5%
Average volume per day	13.23	M	13.25	M
     Ground volume was flat during the quarter, reflecting declining growth rates in both industrial production and business-to-consumer shipments. Next Day Air® volume increased 1.6% to partially offset a 4% decline in deferred air volume. Total U.S. revenue per piece remained firm, up 1.7%, with revenue per piece on ground volume rising 3%.

International Package	2Q 2007		2Q 2006
Revenue	$2.50	B	$2.23	B
Operating profit	$475	M	$414	M
Operating margin	19.0%		18.5%
Average volume per day	1.80	M	1.72	M
     Total export volume increased 10.4%. Europe posted a double-digit export volume gain, reflecting strong cross-border growth. Asia export volume jumped 25% with particularly strong growth out of China. For the segment, operating profit increased 14.7% and margins expanded 50 basis points to 19%.

Supply Chain and Freight	2Q 2007		2Q 2006
Revenue	$2.11	B	$2.04	B
Operating profit	$98	M	$47	M
Operating margin	4.6%		2.3%
     The forwarding and logistics business continues to benefit from the performance improvement initiatives launched in the second half of 2006. UPS Freight, which has been investing significantly to update customer service and technology systems, reported a strong gain in second quarter revenue to $549 million.
Outlook
     “We see increasing benefits for the company due to investments in both ground, air and ocean freight capabilities as well as further expansion globally of our small package business,” said Scott Davis, UPS’s vice chairman and CFO. “Toward the end of the year, we expect the small package market to more closely correlate to U.S. economic trends and as a result, we should see gradual volume growth in our U.S. package business.”
     UPS expects diluted earnings per share for the third quarter to fall within a range of $0.99 to $1.04 compared to the $0.96 reported for the prior-year period. Davis also reaffirmed the company’s annual target of a 6-to-10 percent increase in adjusted diluted earnings per share.
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     UPS, which celebrates its 100th anniversary in 2007, is the world’s largest package delivery company and a global leader in supply chain services, offering an extensive range of options for synchronizing the movement of goods, information and funds. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. UPS’s stock trades on the New York Stock Exchange (UPS) and the company can be found on the Web at UPS.com. To get UPS news direct, visit pressroom.ups.com/RSS.
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EDITOR’S NOTE: UPS Chairman and CEO Mike Eskew and Vice Chairman and CFO Scott Davis will discuss second quarter results with investors and analysts during a conference call today at 8:30 a.m. EDT. That conference call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on “Earnings Webcast.”
     We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.
     In the first quarter of 2007, we recorded a $221 million pre-tax impairment charge related to aircraft and a $68 million pre-tax charge related to cash payouts and the acceleration of stock compensation and certain retiree healthcare benefits for employees who accepted a voluntary separation opportunity. We presented first quarter 2007 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the impairment charge and the charge related to the voluntary separation opportunity were unique, and we do not believe they are reflective of the types of charges that will affect future anticipated results.
     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change

	2007	2006	$	%

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,579	$7,462	$117	1.6%
International Package	2,500	2,233	267	12.0%
Supply Chain & Freight	2,110	2,041	69	3.4%

Total revenue	12,189	11,736	453	3.9%

Operating expenses:
Compensation and benefits	6,327	5,990	337	5.6%
Other	4,097	4,051	46	1.1%

Total operating expenses	10,424	10,041	383	3.8%

Operating profit:
U.S. Domestic Package	1,192	1,234	(42)	-3.4%
International Package	475	414	61	14.7%
Supply Chain & Freight	98	47	51	108.5%

Total operating profit	1,765	1,695	70	4.1%

Other income (expense):
Investment income	28	23	5	21.7%
Interest expense	(61)	(54)	(7)	13.0%

Total other income (expense)	(33)	(31)	(2)	6.5%

Income before income taxes	1,732	1,664	68	4.1%

Income taxes	628	603	25	4.1%

Net income	$1,104	$1,061	$43	4.1%

Net income as a percentage of revenue	9.1%	9.0%

Per share amounts
Basic earnings per share	$1.04	$0.98	$0.06	6.1%
Diluted earnings per share	$1.04	$0.97	$0.07	7.2%

Weighted-average shares outstanding
Basic	1,060	1,087	(27)	-2.5%
Diluted	1,066	1,092	(26)	-2.4%

Certain prior year amounts have been reclassified to conform to the current year presentation.	1

United Parcel Service, Inc.
Selected Operating Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change

	2007	2006	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,684	$1,687	$(3)	-0.2%
Deferred	792	822	(30)	-3.6%
Ground	5,103	4,953	150	3.0%

Total U.S. Domestic Package	7,579	7,462	117	1.6%
International Package:
Domestic	517	473	44	9.3%
Export	1,834	1,614	220	13.6%
Cargo	149	146	3	2.1%

Total International Package	2,500	2,233	267	12.0%
Supply Chain & Freight:
Forwarding and Logistics	1,465	1,444	21	1.5%
Freight	549	510	39	7.6%
Other	96	87	9	10.3%

Total Supply Chain & Freight	2,110	2,041	69	3.4%

Consolidated	$12,189	$11,736	$453	3.9%

Consolidated volume (in millions)	962	958	4	0.4%

Operating weekdays	64	64

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,260	1,240	20	1.6%
Deferred	899	936	(37)	-4.0%
Ground	11,071	11,074	(3)	0.0%

Total U.S. Domestic Package	13,230	13,250	(20)	-0.2%
International Package:
Domestic	1,077	1,062	15	1.4%
Export	724	656	68	10.4%

Total International Package	1,801	1,718	83	4.8%

Consolidated	15,031	14,968	63	0.4%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.88	$21.26	$(0.38)	-1.8%
Deferred	13.77	13.72	0.05	0.4%
Ground	7.20	6.99	0.21	3.0%
Total U.S. Domestic Package	8.95	8.80	0.15	1.7%
International Package:
Domestic	7.50	6.96	0.54	7.8%
Export	39.58	38.44	1.14	3.0%
Total International Package	20.40	18.98	1.42	7.5%
Consolidated	$10.32	$9.97	$0.35	3.5%

Certain prior year amounts have been reclassified to conform to the current year presentation.	2

United Parcel Service, Inc.
Selected Financial Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change

	2007	2006	$	%

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$15,131	$14,925	$206	1.4%
International Package	4,885	4,394	491	11.2%
Supply Chain & Freight	4,079	3,938	141	3.6%

Total revenue	24,095	23,257	838	3.6%

Operating expenses:
Compensation and benefits	12,668	12,009	659	5.5%
Other	8,304	7,998	306	3.8%

Total operating expenses	20,972	20,007	965	4.8%

Operating profit:
U.S. Domestic Package	2,133	2,419	(286)	-11.8%
International Package	846	809	37	4.6%
Supply Chain & Freight	144	22	122	554.5%

Total operating profit	3,123	3,250	(127)	-3.9%

Other income (expense):
Investment income	42	46	(4)	-8.7%
Interest expense	(110)	(102)	(8)	7.8%

Total other income (expense)	(68)	(56)	(12)	21.4%

Income before income taxes	3,055	3,194	(139)	-4.4%

Income taxes	1,108	1,158	(50)	-4.3%

Net income	$1,947	$2,036	$(89)	-4.4%

Net income as a percentage of revenue	8.1%	8.8%

Per share amounts
Basic earnings per share	$1.83	$1.87	$(0.04)	-2.1%
Diluted earnings per share	$1.82	$1.86	$(0.04)	-2.2%

Weighted average shares outstanding
Basic	1,065	1,091	(26)	-2.4%
Diluted	1,070	1,096	(26)	-2.4%

As adjusted income data:
U.S. Domestic Package (1)	$2,345	$2,419	$(74)	-3.1%
International Package (1)	915	809	106	13.1%
Supply Chain & Freight (1)	152	22	130	590.9%

Total operating profit	3,412	3,250	162	5.0%

Income before income taxes (1)	$3,344	$3,194	$150	4.7%
Net income (2)	$2,131	$2,036	$95	4.7%
Basic earnings per share (2)	$2.00	$1.87	$0.13	7.0%
Diluted earnings per share (2)	$1.99	$1.86	$0.13	7.0%
(1) 2007 adjusted operating profit and income before income taxes exclude an impairment charge on Boeing 727 and 747 aircraft, and related engines and parts, of $221 million ($159 million U.S. Domestic Package and $62 million International Package), due to the acceleration of the planned retirement of these aircraft.
2007 adjusted operating profit and income before income taxes also exclude a charge related to the special voluntary separation opportunity (“SVSO”), which was offered to approximately 640 employees who work in non-operating functions. The SVSO was accepted by 195, or 30%, of the eligible employees during the first quarter. As a result, we have recorded a charge to expense of $68 million ($53 million U.S. Domestic Package, $7 million International Package, and $8 million Supply Chain & Freight), to reflect the cash payout and the acceleration of stock compensation and certain retiree healthcare benefits under the SVSO program.
(2) First quarter net income and earnings per share amounts exclude the after-tax impact of the charges described in (1), which total $184 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.	3

United Parcel Service, Inc.
Selected Operating Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change

	2007	2006	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$3,337	$3,371	$(34)	-1.0%
Deferred	1,594	1,653	(59)	-3.6%
Ground	10,200	9,901	299	3.0%

Total U.S. Domestic Package	15,131	14,925	206	1.4%
International Package:
Domestic	1,028	939	89	9.5%
Export	3,581	3,175	406	12.8%
Cargo	276	280	(4)	-1.4%

Total International Package	4,885	4,394	491	11.2%
Supply Chain & Freight:
Forwarding and Logistics	2,851	2,783	68	2.4%
Freight	1,037	987	50	5.1%
Other	191	168	23	13.7%

Total Supply Chain & Freight	4,079	3,938	141	3.6%

Consolidated	$24,095	$23,257	$838	3.6%

Consolidated volume (in millions)	1,930	1,922	8	0.4%

Operating weekdays	128	128

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,253	1,247	6	0.5%
Deferred	918	944	(26)	-2.8%
Ground	11,089	11,093	(4)	0.0%

Total U.S. Domestic Package	13,260	13,284	(24)	-0.2%
International Package:
Domestic	1,095	1,076	19	1.8%
Export	723	656	67	10.2%

Total International Package	1,818	1,732	86	5.0%

Consolidated	15,078	15,016	62	0.4%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.81	$21.12	$(0.31)	-1.5%
Deferred	13.57	13.68	(0.11)	-0.8%
Ground	7.19	6.97	0.22	3.2%
Total U.S. Domestic Package	8.91	8.78	0.13	1.5%
International Package:
Domestic	7.33	6.82	0.51	7.5%
Export	38.70	37.81	0.89	2.4%
Total International Package	19.81	18.56	1.25	6.7%
Consolidated	$10.23	$9.91	$0.32	3.2%

Certain prior year amounts have been reclassified to conform to the current year presentation.	4

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
June 30, 2007
(amounts in millions)
Net cash from operations	$3,597
Capital expenditures	(1,206)
Proceeds from disposals of PP&E	34
Net change in finance receivables	24
Other investing activities	(97)

Free cash flow	$2,352

Amounts are subject to reclassification.

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